Exhibit 23.3

SOLICITORS

AGENTS FOR TRADEMARKS & PATENTS

Address: Rooms 901-905, 9th Floor, Wing On Centre, 111 Connaught Road Central, Hong Kong

地址: 香港中環干諾道中111號永安中心9樓901-905室

Tel/電話: 852-2850 6336                 Fax/傳真: 852-2850 6086

Partners:

Mak Ka Wing Patrick*#+

麥家榮律師*#+

Tse Ka Lok*

謝嘉樂律師*

Zhao Zhipeng+

趙志鵬律師+

Cheung Kwok Yu ~

張國裕律師~

Yang Lei

楊雷律師

Li Ka Yan

李嘉欣律師

Consultants:

Lo Chi Hung

盧志雄律師

Lau Ling Yun Agnes*

劉令茵律師*

Cheung Wai Han*~

張惠嫺律師*~

Fenn Kar Bak Lily~

范家碧律師~

Yeung Ming Fai
楊銘輝律師

Lee Man Kin*

李文健律師*

Senior Associate:

Ng Siu Ling Rowena

吳小玲律師

Tsang Yuk Ting

曾鈺婷律師

Chan Chun Yip Sam

陳俊業律師

Assistant Solicitors/Associate:

Zhan Hongyu

詹鴻宇律師

Lau Tin Lam

劉天霖律師

Lau Pik Yiu

劉碧堯律師

Lin Rongjin

林嶸進律師

Fung Chung Hing

馮松興律師

Ding Patrick Carl Qiu

丁俊發律師

Fong Hey Sen Hayley

方希晨律師

Jou Shing

周誠律師

Cheung Ling Sam

張齡心律師

Registered Foreign Lawyers:

Huo Jianping (PRC)

霍建平律師

Chen Zhan (PRC)

陳戰律師

Du Juan (PRC)

杜鵑律師

Xue Lele (PRC)

薛樂樂律師

Zhong Yu (PRC)

鍾瑜律師

Zhao Hua (PRC)

趙華律師

Zhang Xujun (PRC)

張旭君律師

Chen Boxuan (AU)

陳泊璇律師

Ma Xinyi (PRC)

馬心儀律師

Tu Chaofeng (PRC)

屠朝锋律師

Lin Taisong (PRC)

林泰松律師

Chen Zuoke (PRC)

陳作科律師

Zhang Xiangfa (PRC)

張祥發律師

*Civil Celebrant of Marriages

*婚姻監禮人

# China – Appointed Attesting Officer

#中國委托公証人

+GBA Lawyer

+粵港澳大灣區執業律師

~ a solicitor of the Senior Courts of England and Wales

Our Ref.    :  CF/TT/ZZP/11628/25/YL(LTL)                 Date : 15 January 2026

EvoNexus Group LTD

Unit 56 of Factory A

5th Floor Union Hing Yip Factory Building

No. 20 Hing Yip Street

Kwun Tong, Hong Kong

Attention: The Board of Directors

Ladies and Gentlemen:

Re: Consent of Patrick Mak & Tse

We understand that EvoNexus Group LTD (the “Company”) intends to file a registration statement on Form F-1 (including all exhibits thereto and as amended from time to time, the “Registration Statement”) with the United States Securities and Exchange Commission (the “SEC”) in connection with its initial public offering of class A ordinary shares of the Company (including class A ordinary shares of the Company issuable upon exercise by the underwriters of their over-allotment option) (the “Proposed IPO”).

We hereby consent to the use of the legal opinion on the laws of Hong Kong issued by us for the purpose of the Proposed IPO in, and the filing as an exhibit to, the Registration Statement, and to the reference to our name in the Registration Statement.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

Yours faithfully,

/s/ Patrick Mak & Tse

Patrick Mak & Tse

Shandong Province Jinan Representative Office山東省濟南代表處

中國山東省濟南市歷下區大東路9號T3塔樓科創金融中心15層

Tel/電話: 86-531-8207 0567 Fax/傳真: 86-531-8207 0569

Guangzhou Representative office 廣州代表處

中國廣州天河區花城大道68號環球都會廣場44樓V09單位

Tel/電話: 852-2850 6336 Fax/傳真: 852-2850 6086

In Association with : Lily Fenn & Partners Fong Yin Cheung & Co. 國曜琴島麥家榮(青島)聯營律師事務所 眾成清泰麥家榮馮杜(濟南)聯營律師事務所 金博大麥家榮苏兆基(鄚州)聯營律師事務所